Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            The undersigned, Devon Loosdrecht, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the Annual Report on Form 10-K of Garmatex Holdings Ltd. for the year ended April 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Garmatex Holdings Ltd.

July 31, 2017

/s/ Devon Loosdrecht
Devon Loosdrecht
Chief Executive Officer and Chief Financial
Officer
(Principal Executive Officer and Principal
Financial Officer)